UNITED STATES

SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)     July 13, 2018

Datawatch Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

 (State or Other Jurisdiction of Incorporation)

000-19960	02-0405716
(Commission File Number)	(IRS Employer Identification No.)

4 Crosby Drive
Bedford, Massachusetts	01730
(Address of Principal Executive Offices)	(Zip Code)

(978) 441-2200

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)	Compensatory Plans and Arrangements

Amended and Restated 2018 Compensation Plan

On July 13, 2018, the Board of Directors (the “Board”) of Datawatch Corporation (the “Corporation”) amended and restated in its entirety the fiscal 2018 Corporate Officers Compensation Plan (as amended and restated, the “Amended 2018 Compensation Plan”). The 2018 Corporate Officers Compensation Plan (the “Prior 2018 Compensation Plan”) was previously disclosed in the Corporation’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on December 6, 2017 (the “Prior 8-K”).

Base salaries, performance-based cash bonuses for the first fiscal quarter and second fiscal quarter of the Corporation’s 2018 fiscal year and existing performance-based cash bonuses for Mr. Tacelli have not been amended in the Amended 2018 Compensation Plan compared to the Prior 2018 Compensation Plan disclosed in the Prior 8-K. The Amended 2018 Compensation Plan provides for amended performance-based cash bonuses for the third fiscal quarter, the fourth fiscal quarter and fiscal year as a whole of the Corporation based on fiscal 2018 performance of the Corporation and Angoss Software Corporation (“Angoss”), the Corporation’s wholly owned Canadian subsidiary which the Corporation acquired on January 30, 2018.

Base Salary, First Quarter Bonuses and Second Quarter Bonuses

The following table sets forth the base salary of the executive officers of the Corporation, eligibility of the executive officers of the Corporation for the first fiscal quarter and second fiscal quarter performance-based cash bonuses, and the performance-based cash bonus eligibility amount for Mr. Tacelli under the Amended 2018 Compensation Plan:

Executive	Base Salary ($)	First Quarter Target Bonus ($)	Second Quarter Target Bonus ($)	Tacelli Commission-Based Target Bonus Amount ($)
Michael A. Morrison, Chief Executive Officer	380,000	68,750	68,750	n/a
Ken Tacelli, Chief Operating Officer	350,000	n/a	n/a	250,000
James Eliason, Chief Financial Officer	315,000	35,000	35,000	n/a

First and Second Quarter Bonus Eligibility and Calculation

For executives other than Mr. Tacelli, first fiscal quarter and second fiscal quarter cash bonuses are payable based on: (A) whether the Corporation achieved earnings before interest, taxes, severance, depreciation and amortization in excess of a certain threshold for such fiscal quarter (each such threshold amount as approved by the Board is referred to herein as the “Quarterly EBITDA Threshold”) and (B) only if the Quarterly EBITDA Threshold was met, the extent to which the Corporation achieved its revenue targets for the applicable fiscal quarter (each such quarterly revenue target as approved by the Board is referred to herein as the “Quarterly Revenue Target”, and each such quarterly bonus, a “Quarterly Bonus”). Each Quarterly Bonus is payable only if Datawatch’s earnings before interest, taxes, severance, depreciation and amortization met or exceeded the applicable Quarterly EBITDA Threshold.

Each Quarterly Bonus is eligible for payout if the Corporation: (A) achieved the applicable Quarterly EBITDA Threshold and (B) achieved at least 90% of the applicable Quarterly Revenue Target. Assuming the applicable Quarterly EBITDA Threshold was met, Quarterly Bonus eligibility at performance representing 90% of the Quarterly Revenue Target is 80% of the Quarterly Bonus amount, with bonus eligibility scaling up at a 2 to 1 rate as performance improves above 90% to 100% of the applicable Quarterly Revenue Target. Quarterly EBITDA achievement above 100% of each Quarterly Revenue Target will not result in additional payments above 100% of the applicable Quarterly Bonus amount.

Tacelli Bonus Eligibility

Except for the Tacelli Additional Cash Bonus Amount discussed below, Mr. Tacelli’s cash bonus is commission-based, tied to monthly bookings of the Corporation and will be paid out monthly in arrears.

Third Quarter Bonuses, Fourth Quarter Bonuses, Annual Bonuses and Additional Bonuses

The following table sets forth the eligibility of the executive officers of the Corporation for third fiscal quarter, fourth fiscal quarter, annual and additional performance-based cash bonuses under the Amended 2018 Compensation Plan:

	Bonus Eligibility for each of the Third and Fourth Quarters		Annual Bonus Eligibility		Additional Bonus Eligibility
Executive	Datawatch Quarterly Target Bonus ($)	Angoss Quarterly Target Bonus ($)	Datawatch Annual Target Bonus ($)	Angoss Annual Target Bonus ($)	Integration Cash Bonus Amount ($)	Tacelli Additional Cash Bonus Amount ($)
Michael A. Morrison, Chief Executive Officer	55,000	13,750	247,500	27,500	55,000	n/a
Ken Tacelli, Chief Operating Officer	n/a	n/a	n/a	n/a	n/a	50,000
James Eliason, Chief Financial Officer	28,000	7,000	126,000	14,000	28,000	n/a

Third and Fourth Quarter Bonus Eligibility and Calculation

For executives other than Mr. Tacelli, the third fiscal quarter bonuses and the fourth fiscal quarter bonuses are only payable if the Corporation and Angoss achieve certain minimum levels of earnings before interest, taxes, severance, depreciation and amortization for such quarter on a consolidated basis (such amount as approved by the Board is referred to herein as the “Combined Quarterly EBITDA Threshold”). If the applicable Combined Quarterly EBITDA Threshold is met, (1) a quarterly target bonus amount (the “Datawatch Quarterly Target Bonus”) is payable based on the extent to which the Corporation achieves its revenue target for the applicable fiscal quarter (each such quarterly revenue target of the Corporation as approved by the Board is referred to herein as the “Datawatch Quarterly Revenue Target”) and (2) an additional quarterly target bonus amount (the “Angoss Quarterly Target Bonus”) is payable based on the extent to which Angoss achieves its revenue target for the applicable fiscal quarter (each such quarterly revenue target of Angoss as approved by the Board is referred to herein as the “Angoss Quarterly Revenue Target”).

Assuming the applicable Combined Quarterly EBITDA Threshold is met, the Datawatch Quarterly Target Bonus is eligible for payout if the Corporation achieves at least 90% of the applicable Datawatch Quarterly Revenue Target. Assuming the applicable Combined Quarterly EBITDA Threshold is met, the Datawatch Quarterly Target Bonus at performance representing 90% of the Datawatch Quarterly Revenue Target is 80% of the Datawatch Quarterly Target Bonus, with bonus eligibility scaling up at a 2 to 1 rate as performance improves above 90% to 100% of the applicable Datawatch Quarterly Revenue Target. Quarterly revenue achievement above 100% of each Datawatch Quarterly Revenue Target will not result in additional payments above 100% of the applicable Datawatch Quarterly Target Bonus.

Assuming the applicable Combined Quarterly EBITDA Threshold is met, the Angoss Quarterly Target Bonus is eligible for payout if Angoss achieves at least 90% of the applicable Angoss Quarterly Revenue Target. Assuming the applicable Combined Quarterly EBITDA Threshold is met, the Angoss Quarterly Target Bonus at performance representing 90% of the Angoss Quarterly Revenue Target is 80% of the Angoss Quarterly Target Bonus, with bonus eligibility scaling up at a 2 to 1 rate as performance improves above 90% to 100% of the applicable Angoss Quarterly Revenue Target. Quarterly revenue achievement above 100% of each Angoss Quarterly Revenue Target will not result in additional payments above 100% of the applicable Angoss Quarterly Target Bonus.

Annual Bonus Eligibility and Calculation

Each executive, other than Mr. Tacelli, is eligible for up to two (2) annual performance-based cash bonuses, each payable after the end of the Corporation’s fiscal 2018 year, which are in addition to any quarterly bonuses or additional bonuses payable to the executives. If the Corporation and Angoss achieve earnings before interest, taxes, severance, depreciation and amortization in excess of a threshold for the Corporation’s fiscal year 2018 and, with respect to Angoss, for the six month period ending September 30, 2018, on a consolidated basis (as such combined EBITDA threshold is determined by the Board, the “Combined EBITDA Threshold”), (1) an annual target bonus amount is payable based on the extent to which the Corporation (excluding Angoss) achieves its revenue target for the fiscal year (the “Datawatch Annual Target Bonus”) and (2) an annual target bonus amount is payable based on the extent to which Angoss achieves its revenue target for the six month period ending September 30, 2018 (the “Angoss Annual Target Bonus”).

If the Combined EBITDA Threshold is met, performance over 100% of the revenue target of the Corporation for fiscal year 2018 (as such revenue target of the Corporation is determined by the Board, the “Datawatch Annual Revenue Target”) will result in eligibility for the Datawatch Annual Target Bonus calculated: (i) at a 2 to 1 rate as performance improves above 100% to 105% of the Datawatch Annual Revenue Target and (ii) at a 4 to 1 rate as performance improves above 105% of the Datawatch Annual Revenue Target. There is no cap on the amount of annual cash bonus potentially payable as a result of the Corporation’s performance relative to the Datawatch Annual Revenue Target. For example, assuming the Combined EBITDA Threshold is met, (y) performance at 105% of the Datawatch Annual Revenue Target will result in eligibility for an annual cash bonus amount equal to 10% of the applicable Datawatch Annual Target Bonus and (z) performance at 125% of the Datawatch Annual Revenue Target will result in eligibility for an annual cash bonus amount equal to 90% of the applicable Datawatch Annual Target Bonus.

If the Combined EBITDA Threshold is met, performance over 100% of the revenue target of Angoss for the six month period ending September 30, 2018 (as such revenue target of Angoss is determined by the Board, the “Angoss Annual Revenue Target”) will result in eligibility for the Angoss Annual Target Bonus calculated: (i) at a 2 to 1 rate as performance improves above 100% to 105% of the Angoss Annual Revenue Target and (ii) at a 4 to 1 rate as performance improves above 105% of the Angoss Annual Revenue Target. There is no cap on the amount of annual cash bonus potentially payable as a result of Angoss’s performance relative to the Angoss Annual Revenue Target. For example, assuming the Combined EBITDA Threshold is met, (y) performance at 105% of the Angoss Annual Revenue Target will result in eligibility for an annual cash bonus amount equal to 10% of the applicable Angoss Annual Target Bonus and (z) performance at 125% of the Angoss Annual Revenue Target will result in eligibility for an annual cash bonus amount equal to 90% of the applicable Angoss Annual Target Bonus.

Integration Cash Bonus Amount

In addition to any other cash bonus amounts payable as described above, for executives other than Mr. Tacelli, each executive will be eligible for an additional one-time integration cash bonus (“Integration Cash Bonus Amount”) if: (i) the Corporation (excluding Angoss) achieves performance at or above 105% the Datawatch Annual Revenue Target and (ii) Angoss achieves performance at or above 105% the Angoss Annual Revenue Target.

Tacelli Additional Cash Bonus Amount

Mr. Tacelli is eligible for additional cash bonuses up to an aggregate additional cash bonus amount of $50,000 (the “Tacelli Additional Cash Bonus Amount”), which additional cash bonuses are commission-based, tied to monthly bookings of Angoss and will be paid out monthly in arrears.

The Board retains the discretion at any time to change the above cash bonus criteria (including bonus amounts, Quarterly EBITDA Thresholds, Quarterly Revenue Targets, the Tacelli Additional Cash Bonus Amount, Integration Cash Bonus Amount, Combined Quarterly EBITDA Thresholds, Datawatch Quarterly Target Bonus, Angoss Quarterly Target Bonus, Datawatch Quarterly Revenue Targets, Angoss Quarterly Revenue Targets, Angoss Bookings Target, Combined EBITDA Threshold, Datawatch Annual Revenue Target and Angoss Annual Revenue Target), including based on individual performance or in the event any operating changes (including acquisitions) are approved during the fiscal year that materially impact the Corporation’s fiscal 2018 financial plan.

Equity Awards

On July 13, 2018, the Corporation granted to Ken Tacelli an award of restricted stock units for 10,000 shares of the Corporation’s common stock (“RSUs”) under the Corporation’s Third Amended and Restated Equity Compensation and Incentive Plan (the “2011 Plan”) which will vest as follows: (i) one-third of such RSUs will vest upon the Corporation, including Angoss, achieving its annual booking target for the twelve month period ending September 30, 2018 (the “2018 Booking Target”) and (ii) if the Corporation achieves its 2018 Booking Target, the remaining two-thirds of such RSUs will vest in equal installments on the first and second anniversaries of May 1, 2019, provided that Mr. Tacelli remains employed by the Corporation on these dates.

Time-based and performance-based RSUs previously granted by the Board to the executive officers of the Corporation as described in the Prior 8-K have not been amended by the Amended 2018 Compensation Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATAWATCH CORPORATION

By:	/s/ James Eliason
Name:	James Eliason
Title:	Chief Financial Officer

Date: July 19, 2018